UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011 (March 8, 2011)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-30109	74-2747608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS	78727
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 219-8020

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(e)

2011 Cash-Based Executive Performance Incentives

On March 8, 2011 at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Luminex Corporation (the “Company”), the Committee approved the 2011 cash-based performance incentive opportunities under the Company’s Management Incentive Plan for the Company’s named executive officers.

The performance awards under the Management Incentive Plan are based upon achievement of established Company performance objectives (“Company Objectives”) as well as personal business objectives (“Individual Objectives”), in each case as determined by the Committee and subject to such adjustments and exclusions as determined by the Committee.  The Company Objectives are based on (i) total revenue, (ii) revenue for high margin items (consumables sales, royalties and assay sales), and (iii) operating profit, with each financial objective given a specified weight.  The Individual Objectives are based on specified projects or other requirements relevant to each officer’s responsibilities at the Company, including certain research and development goals, and product development milestones, with each objective given a specified weight.

The total target awards for 2011 are weighted 50% for the achievement of the Company Objectives and 50% for the achievement of Individual Objectives and are based on a target bonus established by the Committee for each participant. The target bonuses for each named executive officer approved at the meeting, reflected as a percentage of 2011 earned base salary, are as follows:

Name	Title	Target Bonus
Patrick J. Balthrop	President and Chief Executive Officer	100%
Michael F. Pintek	Senior Vice President, Operations	50%
Jeremy Bridge-Cook, Ph.D.	Senior Vice President, Assay Group	50%
Harriss T. Currie	Chief Financial Officer, Vice President, Finance, and Treasurer	50%
David S. Reiter	Vice President, General Counsel and Corporate Secretary	50%

Following the end of the fiscal year, the Committee will determine whether and the extent to which the applicable targets were met.  Generally, except as noted below for Mr. Balthrop, the Company Objectives are subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus for Company Objectives based on financial results between specified minimum, target and maximum thresholds, calculated on a linear basis. The minimum threshold represents the level of Company performance below which no incentive will be paid for Company Objectives and is to be established annually by the Committee. The target threshold represents the level where the actual incentive award paid for Company Objectives equals the targeted award and the maximum threshold represents the performance level where the actual incentive award paid equals the maximum amount permitted under the Management Incentive Plan. Minimum payouts for minimum threshold performance start at 50% of the target value for each Company Objective.  Except as otherwise determined by the Committee, Individual Objectives are not subject to an overachievement scale, but specified project goals are weighted and graded 100% for on time completion, 75% for completed late, 50% for partially complete and 0% for failure to produce partial completion, in each case as determined by the Committee.

Mr. Balthrop’s Company Objectives overachievement payouts are limited to 150% of the target bonus for Company Objectives, and certain of Mr. Balthrop’s Individual Objectives are subject to overachievement payouts up to 150% for 2011. Accordingly, the Management Incentive Plan opportunities for 2011 provide for potential performance bonuses ranging from 0% to 135% of Mr. Balthrop’s target bonus amount and 0% to 150% of the target bonus amount of our other named executive officers, subject in each case to the achievement of the total consolidated revenue threshold approved by the Committee for 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2011	LUMINEX CORPORATION

	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Chief Financial Officer, Vice President of Finance